                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of October, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 1



   Beginning of Collection Period:                  09/01/99
   End of Collection Period:                        09/30/99
   Distribution Date:                               10/20/99
   Reporting Date:                                  10/18/99
   Months in progress                                     10

WATERFALL DISTRIBUTIONS


-------------------------------------------------------------------------------
Cash Collections in Collection Period              33,378,341.97
Interest Earned on Collections Account                183,429.44
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        67,707.55
Recoveries on Defaulted Contracts                     522,859.19
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------

Available Amount                                   34,152,338.15



ALLOCATIONS
  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   364,401.36

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                    385,481.96

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      198,494.07

  (H) C Interest                                      123,062.70

  (I) D Interest                                       89,326.24

  (J) E Interest                                      125,546.67

  (K) A-1 Principal Payment Amount                          0.00

  (L) A-2 Principal Payment Amount                 26,676,954.19

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                    1,667,324.86

  (P) C Principal Payment Amount                      889,229.77

  (Q) D Principal Payment Amount                      555,764.80

  (R) E Principal Payment Amount                      666,929.95

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00



NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                              Page 2


A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            728,802,721.97
A2   ADCB, end of period                                            698,346,518.40

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,976,087.00
B2   Reserve Fund balance, end of period                             16,976,087.00

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           34,152,338.15
C2   Required Available Funds -- Reserve Fund                                 0.00
C3   Total Available Funds                                           34,152,338.15

D    Total Payments to Servicer                                         364,401.36

E    Total Interest Payments to Noteholders                           3,331,733.22

C4   Available Funds for Principal Distribution                      30,456,203.57

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           728,802,721.97
F2   Ending Period ADCB                                             698,346,518.40
F3   Total Principal Payment Amount                                  30,456,203.57
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                              0.00
G2   Class A   Target Investor Principal Amount                     611,690,095.62
G3   Class A-1 Principal Payment                                              0.00
G4   Class A-1 Note Balance, end of period                                    0.00

G5   Class A-2 Note Balance, beginning of period                     89,473,568.81
G6   Class A-2 Principal Payment                                     26,676,954.19
G7   Class A-2 Note Balance, end of period                           62,796,614.62

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                        3,779,249.38

G14  Class B Note Balance, beginning of period                       39,898,305.01
G15  Class B Target Investor Principal Amount                        38,230,980.15
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                        1,667,324.86
G18  Class B Note Balance, end of period                             38,230,980.15

C6   Remaining Available Funds                                        2,111,924.52

G19  Class C Note Balance, beginning of period                       21,278,853.07
G20  Class C Target Investor Principal Amount                        20,389,623.30
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                          889,229.77
G23  Class C Note Balance, end of period                             20,389,623.30

C7   Remaining Available Funds                                        1,222,694.75

G24  Class D Note Balance, beginning of period                       13,299,192.07
G25  Class D Target Investor Principal Amount                        12,743,427.27
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                          555,764.80
G28  Class D Note Balance, end of period                             12,743,427.27

C8   Remaining Available Funds                                          666,929.95

G29  Class E Note Balance, beginning of period                       15,959,322.01
G30  Class E Target Investor Principal Amount                        15,292,392.06
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                          666,929.95
G33  Class E Note Balance, end of period                             15,292,392.06

C9   Remaining Available Funds                                                0.00

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                                0.00

H1  Reserve Fund Deposit (to Max. Required)                                   0.00

I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE AND INTEREST CALCULATIONS




SERVICING FEE DUE
(a) ADCB                           728,802,721.97
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              364,401.36
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                364,401.36


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            39,898,305.01
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)    198,494.07
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                       0.00   (g) Total Interest Due                198,494.07


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance           89,473,568.81   (d) Beginning C Balance            21,278,853.07
(e) Current Interest Due (a*d*b/c)     385,481.96   (e) Current Interest Due (a*d*b/c)    123,062.70
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 385,481.96   (g) Total Interest Due                123,062.70

A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            13,299,192.07
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     89,326.24
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 89,326.24


 A-4 INTEREST                                       E INTEREST

(a) A-4 Rate                               5.393%   (a) E Rate                                9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning D Balance            15,959,322.01
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    125,546.67
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                125,546.67


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 4


OTHER STATISTICAL DATA

DELINQUENCY

                             Current      1 Month Prior  2 Months Prior 3 Months Prior 4 Months Prior 5 Months Prior 6 Months Prior
                             -------      -------------  -------------- -------------- -------------- -------------- --------------
 31 - 60   Days Past Due      24,043,959     18,738,133      31,772,630     26,005,695     27,511,921     25,858,747     31,657,513
 61 - 90   Days Past Due       8,211,145     16,481,316       8,861,392      9,744,013      7,482,063     11,532,002     12,016,051
 91 - 120  Days Past Due       9,086,844      7,758,205       4,868,629      3,916,059      9,394,434      5,716,096      4,795,716
121   Plus Days Past Due       7,110,375      6,012,040       5,610,327      6,266,770      5,778,863      5,344,801      5,030,470

ADCB, End of Period          698,346,518    728,802,722     773,692,869    814,664,250    857,771,859    895,303,482    931,494,569

 31 - 60   Days Past Due (%)       3.44%          2.57%           4.11%          3.19%          3.21%          2.89%          3.40%
 61 - 90   Days Past Due (%)       1.18%          2.26%           1.15%          1.20%          0.87%          1.29%          1.29%
 91 - 120  Days Past Due (%)       1.30%          1.06%           0.63%          0.48%          1.10%          0.64%          0.51%
121   Plus Days Past Due (%)       1.02%          0.82%           0.73%          0.77%          0.67%          0.60%          0.54%

DEFAULTS

Gross Charge-Offs             871,552.98     941,962.65      732,141.80     783,575.69     908,274.58     830,709.96     784,425.08
Recoveries                    522,859.19     582,616.73      407,114.51     328,209.44     358,897.52     649,643.92     354,210.50
Charge-Offs - Net
of Recoveries                 348,693.79     359,345.92      325,027.29     455,366.25     549,377.06     181,066.04     430,214.58


BOND PRINCIPAL FACTORS


A-1                           0.0000000%
A-2                          48.2494154%
A-3                         100.0000000%
A-4                         100.0000000%
B                            90.0819599%
C                            90.0809312%
D                            90.0803165%
E                            90.0819609%

RESERVE FUND CALCULATIONS

Beginning Balance          16,976,087.00
Required Balance           16,976,087.00
Deposit                             0.00
Withdrawal                          0.00
Ending Balance             16,976,087.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 5


CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/31/99     10.9830%     11.6442%     10.0453%
  8           06/30/99     14.4231%     11.4056%     10.9026%
  9           07/31/99     16.8629%     14.0897%     11.8861%
 10           08/31/99     12.6353%     14.6404%     12.4103%
 11           09/30/99      9.2395%     12.9126%     12.4560%